                            STOCK PURCHASE AGREEMENT


                                      among


                             3-D GEOPHYSICAL, INC.,


                        3-D GEOPHYSICAL OF CANADA, INC.,

                               C. DAVID SIEGFRIED

                                       and

                               PEGGY J. SIEGFRIED



                          Dated as of December 10, 1996

                                TABLE OF CONTENTS

                                                                                                               Page

ARTICLE I                Certain Definitions....................................................................  1

ARTICLE II               Purchase and Sale......................................................................  4
         2.1             Purchase and Sale of Company Shares....................................................  4

ARTICLE III              Closing................................................................................  6
         3.1             Closing Date...........................................................................  6
         3.2             Certain Actions at Closing.............................................................  6

ARTICLE IV               Representations and Warranties of Sellers..............................................  7
         4.1             Organization and Good Standing.........................................................  7
         4.2             Capitalization...........................................................................8
         4.3             Ownership of Shares....................................................................  8
         4.4             Authorization..........................................................................  8
         4.5             No Conflict; Transactions with Certain Persons.........................................  9
         4.6             Financial Statements; Undisclosed Liabilities; Receivables;
                         Supplies...............................................................................  9
         4.7             Taxes.................................................................................. 10
         4.8             Title to Properties; Absence of Encumbrances........................................... 12
         4.9             Intellectual Property.................................................................. 12
         4.10             Contracts and Agreements.............................................................. 13
         4.11            Insurance.............................................................................. 15
         4.12            Litigation............................................................................. 15
         4.13            Condition of Assets.................................................................... 15
         4.14            Compliance with Law.................................................................... 15
         4.15            Employees.............................................................................. 16
         4.16            Employee Benefit Plans................................................................. 17
         4.17            Environmental Matters.................................................................. 18
         4.18            Powers of Attorney..................................................................... 20
         4.19            Officers and Directors................................................................. 20
                         4.20       Bank Accounts............................................................... 20
         4.21            Absence of Certain Changes............................................................. 20
         4.22            Books and Records...................................................................... 22
         4.23            Absence of Certain Business Practices.................................................. 22
         4.24            Customer Relationships................................................................. 22
         4.25            No Broker or Finder.................................................................... 22
         4.26            Securities Laws........................................................................ 22
         4.27            Disclosure Schedule.................................................................... 24
         4.28            Residency.............................................................................. 24

ARTICLE V                Representations and Warranties of 3-D and Buyer........................................ 24
         5.1             Organization and Good Standing......................................................... 24
         5.2             Capitalization......................................................................... 24
         5.3             Ownership of Shares.................................................................... 24
         5.4             Authorization.......................................................................... 25
         5.5             No Conflicts........................................................................... 25
         5.6             Financial Condition; Etc............................................................... 25
         5.7             Litigation............................................................................. 26
         5.8             No Broker or Finder.................................................................... 26

ARTICLE VI               Covenants of Sellers................................................................... 26
         6.1             Normal Course.......................................................................... 26
         6.2             Negative Covenants..................................................................... 27
         6.3             Certain Filings........................................................................ 27
         6.4             Best Efforts to Satisfy Conditions..................................................... 27
         6.5             Delivery of Financial Statements....................................................... 27
         6.6             Resignation of Officers and Directors.................................................. 27
         6.7             Further Assurances..................................................................... 27

ARTICLE VII              Covenants of 3-D and Buyer............................................................. 28
         7.1             Certain Filings........................................................................ 28
         7.2             Best Efforts to Satisfy Conditions..................................................... 28
         7.3             7.3        Amendments to Registration Statement........................................ 28
         7.4             Further Assurances..................................................................... 28

ARTICLE VIII             Conditions Precedent to Obligations of 3-D and Buyer................................... 28
         8.1             Representations and Warranties......................................................... 28
         8.2             Compliance with Covenants.............................................................. 29
         8.3             Lack of Adverse Change................................................................. 29
         8.4             Update Certificate..................................................................... 29
         8.5             Legal Opinion.......................................................................... 29
         8.6             Regulatory Approvals................................................................... 29
         8.7             Consents of Third Parties to Contracts................................................. 29
         8.8             No Violation of Orders................................................................. 30
         8.9             Employment Agreement................................................................... 30
         8.10            Acquisition of J.R.S................................................................... 30
         8.11            Other Closing Matters.................................................................. 30

ARTICLE IX               Conditions Precedent to Obligations of Sellers......................................... 30
         9.1             Representations and Warranties......................................................... 30
         9.2             Compliance with Covenants.............................................................. 30
         9.3             Update Certificate..................................................................... 30
         9.4             Legal Opinion.......................................................................... 31
         9.5             Regulatory Approvals................................................................... 31
         9.6             No Violation of Orders................................................................. 31
         9.7             Other Agreements....................................................................... 31

ARTICLE X                Termination of Agreement............................................................... 31
         10.1            Mutual Consent......................................................................... 31
         10.2            Transaction Date....................................................................... 31

ARTICLE XI               Indemnification........................................................................ 31
         11.1            Survival of Representations, Warranties and Covenants.................................. 32
         11.2            Indemnification by Sellers............................................................. 32
         11.3            Indemnification by 3-D and Buyer....................................................... 32
         11.4            Assumption of Defense.................................................................. 32
         11.5            Non-Assumption of Defense.............................................................. 33
         11.6            Indemnified Party's Cooperation as to Proceedings...................................... 33
         11.7            General Limitations on Indemnification................................................. 34

ARTICLE XII              Miscellaneous.......................................................................... 34
         12.1            Expenses............................................................................... 34
         12.2            Entirety of Agreement.................................................................. 34
         12.3            Notices................................................................................ 34
         12.4            Amendment.............................................................................. 35
         12.5            Nonwaiver.............................................................................. 35
         12.6            Counterparts........................................................................... 35
         12.7            Assignment; Binding Nature; No Beneficiaries........................................... 35
         12.8            Headings............................................................................... 35
         12.9            Governing Law; Consent to Jurisdiction................................................. 35
         12.10           Specific Performance................................................................... 36
         12.11           Construction........................................................................... 36
         12.12           Public Announcements................................................................... 36
         12.13           Remedies Cumulative.................................................................... 36

Schedules

         IV              Disclosure Schedule

Exhibits

         A               Description of rights, privileges, restrictions and
                         conditions of Terms of Buyer's Shares
         B               Form of Employment Agreement for C. David Siegfried
         C               Interim Balance Sheet
         D               Support Agreement
         E               Share Exchange Agreement
         F               List of Equipment
         G               Major Customers
         H               List of New Officers and Directors
         I               Legal Opinion of Sellers' Counsel
         J-1             Legal Opinion of Buyer's United States Counsel
         J-2             Legal Opinion of Buyer's Canadian Counsel

                            STOCK PURCHASE AGREEMENT


                  STOCK PURCHASE AGREEMENT (this "Agreement") dated as of December 10, 1996, by and among 3-D Geophysical, Inc., a Delaware corporation ("3-D"), 3-D Geophysical of Canada, Inc., a Canadian corporation ("Buyer"), C. David Siegfried ("DS") and Peggy J. Siegfried ("PS") (DS and PS being sometimes referred to individually as a "Seller" and collectively as "Sellers").

                                    RECITALS

                  WHEREAS, DS owns 10 shares of Company Class A Stock;

                  WHEREAS, PS owns 10 shares of Company Class A Stock;

                  WHEREAS, Buyer desires to purchase all of the issued and outstanding capital stock of Company and Sellers desire to sell the same, on the terms and conditions hereinafter contained;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:


                                    ARTICLE I

                               Certain Definitions

                  "Act" means the United States Securities Act of 1933, as amended.

                  "Affiliated Person(s)" has the meaning set forth in Section 4.5(b).

                  "Agreement" has the meaning set forth in the preamble to this Agreement.

                  "Business Day" means any day that is not a Saturday or Sunday or a legal holiday on which banks are authorized or required by law to be closed in Calgary, Canada or New York, New York.

                  "Buyer" has the meaning set forth in the preamble to this Agreement.

                  "Buyer's Shares" means the exchangeable non-voting shares in the capital of Buyer having substantially the rights, privileges, restrictions and conditions set forth on Exhibit A attached hereto to be issued to Sellers pursuant to Section 2.1.

                  "Closing" has the meaning set forth in Section 3.1.

                  "Closing Date" has the meaning set forth in Section 3.1.

                  "Code" has the meaning set forth in Section 4.7(c)(x).

                  "Company" means Siegfried & Siegfried Resource Consultants Ltd., an Alberta corporation.

                  "Company Class A Stock" has the meaning set forth in Section 4.2(a).

                  "Company Shares" has the meaning set forth in Section 4.2(a).

                  "Contracts" has the meaning set forth in Section 4.10(b).

                  "Common Stock" means the shares of common stock, par value
0.01 per share, of 3-D.

                  "Common Stock Market Price" has the meaning set forth in
Section 2.1(b).

                  "Disclosure Schedule" has the meaning set forth in the preamble to Article IV.

                  "Dollars" or "$" means Canadian dollars, unless otherwise specified.

                  "Employee Benefit Plan(s)" has the meaning set forth in
Section 4.16(a).

                  "Employees" has the meaning set forth in Section 4.4(b).

                  "Employment Agreement" means the employment agreement between J.R.S. and DS in substantially the form attached hereto as Exhibit B to be entered into by J.R.S. and DS at the Closing.

                  "Encumbrance" means any lien, pledge, mortgage, security interest, charge, restriction, adverse claim or other encumbrance of any kind or nature whatsoever.

                  "Environment" has the meaning set forth in Section 4.17(i).

                  "Environmental Laws" has the meaning set forth in Section 4.17(i).

                  "Environmental Permits" has the meaning set forth in Section 4.17(i).

                  "Equipment" has the meaning set forth in Section 4.1(c).

                  "Financial Statements" means the balance sheet and statements of earnings, shareholders' equity and cash flows of Company as of, and for the fiscal year ended, November 30 in each of the years 1993 through 1995 and as of, and for the ten months ended, September 30, 1996.

                  "GAAP" means Canadian generally accepted accounting principles.

                  "Hazardous Substance(s)" has the meaning set forth in Section 4.17(i).

                  "Indemnification Obligations" means the indemnification obligations of Sellers or Buyer under Article XI.

                  "Intellectual Property" means all patents and patent applications, all trademarks, trade names, business names, brand names, service marks and copyrights, all applications for registration of such trademarks, trade names, business names, brand names, service marks and copyrights, all common law trade names and all common law or statutory trade secrets, including know-how, inventions, designs, processes and computer programs (including source codes).

                  "Interim Balance Sheet" means the balance sheet of Company as of September 30, 1996, a copy of which is attached hereto as Exhibit C.

                  "J.R.S." means J.R.S. Exploration Company Limited, an Alberta corporation.

                  "Loss(es)", in respect of any matter, means any loss, liability, cost, expense, judgment, settlement or other damage arising directly or indirectly as a result of or in connection with such matter, including reasonable attorneys', consultants' and other advisors' fees and expenses, reasonable costs of investigating or defending any claim, action, suit or proceeding or of avoiding the same or the imposition of any judgment or settlement, and reasonable costs of enforcing any Indemnification Obligations.

                  "Major Customers" has the meaning set forth in Section 4.24.

                  "Material Adverse Effect" means any material adverse effect on the business, operations, assets, condition (financial or otherwise), liabilities, results of operations or prospects of Company.

                  "Parent Common Stock" means the shares of Common Stock issuable in accordance with the share provisions attaching to the Buyer's Shares.

                  "Permitted Encumbrances" has the meaning set forth in Section 4.8(c).

                  "Person" means an individual, partnership, venture, unincorporated association, organization, syndicate, corporation, trust and trustee, executor, administrator or other legal or personal representative or any government or any agency or political subdivision thereof.

                  "Pre-Closing Period" means all taxable periods ending on or before the Closing Date and the portion ending on or before the Closing Date of any taxable period that includes (but does not end on) the Closing Date.

                  "Prospectus" has the meaning set forth in Section 4.26(b).

                  "Public Offering" means the underwritten public offering of Common Stock by the Company that is contemplated by the Registration Statement.

                  "Registration Statement" means 3-D's registration statement on Form S-1 filed with the SEC on October 8, 1996 (Registration No. 333-13665), including all amendments thereto.

                  "SEC" means the United States Securities and Exchange Commission.

                  "Share Exchange Agreement" means the Share Exchange Agreement among 3-D and the Buyer in substantially the form attached hereto as Exhibit D to be entered into by 3-D and the Buyer at the Closing.

                  "Support Agreement" means the Support Agreement between 3-D and Buyer in substantially the form attached hereto as Exhibit E to be entered into by 3-D and Buyer at the Closing.

                  "Tax(es)" means all federal, provincial, local, foreign and other taxes, assessments or other governmental charges, including without limitation, income, estimated income, gross receipts, business, capital, occupation, franchise, property, value added, goods and services, sales, use, transfer, excise, employment, payroll and withholding taxes, including interest, penalties and additions in connection therewith.

                  "United States" or  "U.S." means the United States of America.


                                   ARTICLE II

                                Purchase and Sale

                  2.1 Purchase and Sale of Company Shares. (a) Subject to and upon the terms and conditions hereinafter set forth, at the Closing, and in reliance upon the representations and warranties of each other contained in this Agreement or made pursuant hereto:

                  (i) DS shall sell, convey, assign, transfer and deliver to Buyer (a) 5 shares of Company Class A Stock, free and clear of any and all Encumbrances, and Buyer shall purchase the same for a number of Buyer's Shares determined pursuant to Section 2.1(b), and (b) 5 shares of Company Class A Stock, free and clear of any and all Encumbrances, and Buyer shall purchase the same for $75,000 in cash;

                  (ii) PS shall sell, convey, assign, transfer and deliver to Buyer (a) 5 shares of Company Class A Stock, free and clear of any and all Encumbrances, and Buyer shall purchase the same for a number of Buyer's Shares determined pursuant to Section 2.1(b), and (b) 5 shares of Company Class A Stock, free and clear of any and all Encumbrances, and Buyer shall purchase the same for $75,000 in cash;

                  (b) The number of Buyer's Shares to be delivered to DS pursuant to Section 2.1(a)(i) shall equal the result obtained by multiplying $150,000 by 50% and by dividing the product so obtained by the Common Stock Market Price and the number of Buyer's Shares to be delivered to PS pursuant to
Section 2.1(a)(ii) shall equal the result obtained by multiplying $150,000 by 50% and by dividing the product so obtained by the Common Stock Market Price; provided, however, that in no event shall Buyer issue any fractional share and any such fraction shall be rounded up to the nearest whole number. The Common Stock Market Price means the equivalent in Canadian dollars as provided below of the average closing price (in U.S. dollars) of one share of Common Stock on the NASDAQ National Market for the three consecutive Business Days ending on the Business Day immediately prior to the Closing Date, as reported by The Wall Street Journal (provided, however, that if such average is less than $8.00 (U.S.) or more than $10.00 (U.S.), such average shall be deemed to be $8.00 (U.S.) or $10.00 (U.S.), respectively for purposes of determining the Common Stock Market Price), which average (or deemed average) shall be translated into Canadian dollars at the exchange rate therefor as reported by The Wall Street Journal on the last Business Day immediately prior to the Closing Date.

                  (c) Each of DS and PS and the Buyer shall elect jointly under subsection 85(1) of the Income Tax Act (Canada) in respect of the purchase and sale of shares provided for in this Section 2.1 and shall specify therein as each Seller's proceeds of disposition of the Company Shares, as the case may be, and Buyer's cost of such shares shall be such amount as such Seller determines, subject to the several limitations of said section 85. Such election shall be made in the manner and filed within the time provided by said section 85.


                                   ARTICLE III

                                     Closing

                  3.1 Closing Date. Subject to the fulfillment or waiver of the conditions precedent set forth in Articles VIII and IX, the closing of the transactions contemplated hereby (the "Closing") shall be held on January 7, 1997 at 10:00 a.m., prevailing local time, at the offices of Beaumont Church, AGT Tower, 2200-411 1st Street S.E., Calgary, Canada, or at such other time or other place as may be agreed to by Buyer and Sellers. The date on which the Closing occurs is herein referred to as the "Closing Date"; provided, however, that, subject to Section 10.2, if any condition to a party's obligation hereunder to close shall not have been satisfied (or waived by the party entitled to waive it) on the day prior to the date determined by Buyer and Sellers to be the Closing Date, then the party whose obligation to close is subject to a condition not satisfied or waived may postpone the Closing, from time to time, by giving notice to the other parties, until the condition has been met. For accounting purposes, the parties agree that the Closing shall be deemed to have occurred at 12:01 A.M., local time, in Calgary, Canada on December 31, 1996.

                  3.2 Certain Actions at Closing. (a) At the Closing:

                      (i) DS shall deliver to Buyer one or more certificates representing in the aggregate 10 shares of Company Class A Stock, duly endorsed in blank or accompanied by duly executed stock transfer powers, and Buyer shall duly issue and deliver to DS one or more certificates registered in DS's name representing an aggregate of the number of Buyer's Shares determined pursuant to the provisions of
         Section 2.1(b) and $75,000 in cash, payable by certified or official bank check payable to the order of C. David Siegfied;

                      (ii) PS shall deliver to Buyer one or more certificates representing in the aggregate 10 shares of Company Class A Stock, duly endorsed in blank or accompanied by duly executed stock transfer powers, and Buyer shall duly issue and deliver to PS one or more certificates registered in PS's name representing an aggregate of the number of Buyer's Shares determined pursuant to the provisions of
         Section 2.1(b) and $75,000 in cash, payable by certified or official bank check payable to the order of Peggy J. Siegfried;

                      (iii) 3-D and Buyer shall execute and deliver the Support Agreement and the Share Exchange Agreement;

                      (iv)  DS shall execute and deliver the Employment
         Agreement;

                      (v) Sellers shall execute and/or deliver to Buyer each other document, certificate or other instrument required to be executed and/or delivered by Sellers under this Agreement at or prior to the Closing;

                      (vi) 3-D and Buyer shall execute and/or deliver to Sellers each other document, certificate or other instrument required to be executed and/or delivered by 3-D or Buyer under this Agreement at or prior to the Closing; and

                      (vii) Sellers shall cause Company to deliver to Buyer its minute book, share certificate book, stock register, stock transfer records, books of account, accounting records and all other corporate records and documents.

                  (b) Sellers shall be liable for and shall pay all Taxes, direct or indirect, if any, attributable to the transfer of the Company Shares, and, in connection therewith, shall affix any necessary transfer stamps to the stock certificates (or stock transfer powers) evidencing such shares.

                                   ARTICLE IV

                    Representations and Warranties of Sellers

                  Sellers, jointly and severally, hereby represent and warrant to the Buyer that, except as set forth in the disclosure schedule accompanying this Agreement (the "Disclosure Schedule"), each of the statements contained in this Article IV is true, correct and complete. The Disclosure Schedule will be arranged in sections corresponding to the Sections of this Article IV.

                  4.1 Organization and Good Standing.

                  (a) Company is a corporation duly organized, validly existing and in good standing under the laws of the Province of Alberta. Company has full corporate power and authority to own its properties and to carry on its business as it is now being conducted and as it is proposed to be conducted. Company is duly qualified to transact business and is in good standing in each jurisdiction wherein the nature of the business done or the property owned, leased or operated by it requires such qualification. Copies of the constating documents and by-laws of Company and all amendments thereto have been delivered to Buyer and are true and complete. The corporate minutes, corporate records and stock register and transfer records of Company have been made available to Buyer and are true and complete. Such corporate minutes reflect all actions taken by the Board of Directors (or any committee thereof) and shareholders of Company.

                  (b) The business carried on by Company has been conducted by Company directly, and not through any Affiliated Person, or any shareholder, officer, director or employee of any Affiliated Person, or through any other Person. Company has no subsidiaries and is not a party to, directly or indirectly, or under any obligation to enter into, any joint venture, partnership or other profit sharing arrangement.

                  (c) Company owns the seismic data acquisition equipment listed on Exhibit F attached hereto (the "Equipment"), which it leases to J.R.S., and owns no other assets, conducts no other operations, carries on no other business and provides no other services. Company is not a party to, directly or indirectly, or under any obligation to enter into, any joint venture, partnership or other profit sharing arrangement.

                  (d) Each Seller has full legal capacity to enter into and carry out his or her obligations under this Agreement and is not under any prohibition or restriction, contractual, statutory or otherwise, against doing so.

                  4.2 Capitalization. (a) Company's authorized capital stock consists solely of an unlimited number of shares of Class A Voting Common Stock ("Company Class A Stock") and an unlimited number of shares of Class B Non-Voting Common Stock ("Company Class B Common Stock"), of which twenty shares (and no more) of Company Class A Stock and no shares of Company Class B Stock (collectively, "Company Shares") are validly issued and outstanding, fully paid and non-assessable.

                  (b) There are no outstanding or authorized options, warrants, purchase agreements, subscription rights, conversion rights, exchange rights or other securities, contracts or commitments that could require Company to issue, sell or otherwise cause to become outstanding any of its authorized but unissued shares of capital stock or to create, authorize, issue, sell or otherwise cause to become outstanding any new class of capital stock. None of the issued and outstanding shares of capital stock of Company has been issued in violation of any rights of any Person or in violation of the prospectus or registration requirements of any Canadian or United States securities law.

                  4.3 Ownership of Shares. (a) DS owns beneficially and of record, and has good, valid and marketable title to and the right to transfer to Buyer, 10 shares of Company Class A Stock and PS owns beneficially and of record, and has good, valid and marketable title to and the right to transfer to Buyer, 10 shares of Company Class A Stock, free and clear of any and all Encumbrances.

                  (b) No person other than DS and PS owns any shares of capital stock of the Company. Jill Ann Siegfried and Kari Lee Siegfried no longer hold any right, title to, or interest in 2 shares of Class B Non-Voting Common Stock of the Company, said shares having been subscribed for and exchanged by the Company in exchange for good and sufficient consideration.

                  (c) No person other than Buyer has any written or oral agreement or option to or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase or acquisition from either Seller of any of the shares of capital stock of Company.

                  4.4 Authorization. (a) This Agreement has been duly executed and delivered by each Seller and constitutes a legal, valid and binding obligation of each Seller, enforceable against him or her in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other laws affecting the rights of creditors generally and by general principles of equity.

                  (b) At the Closing, the Employment Agreement shall be duly executed and delivered by DS (the "Employee") and will constitute a legal, valid, binding and enforceable obligation of the Employee.

                  4.5 No Conflict; Transactions with Certain Persons.

                  (a) Except as set forth in Section 4.5(a) of the Disclosure Schedule, the execution and delivery of this Agreement by either of Sellers, nor the consummation of the transactions contemplated hereby, will (i) conflict with or violate the constating documents or by-laws or resolutions of the directors or shareholders of Company, or (ii) conflict with, violate, result in the breach of any term of, constitute a default under, require the consent or approval of or any notice to or filing with any third party or governmental authority under, or create an Encumbrance on any of the shares of capital stock or the assets of Company under, any note, mortgage, deed of trust or other agreement or instrument to which either of Sellers or Company is a party or by which either of Sellers or Company is bound, or either law, order, rule, regulation, decree, writ, injunction, license, approval, authorization, franchise or permit of any governmental body having jurisdiction over either of Sellers or Company or their respective properties.

                  (b) Except as described in Section 4.5(b) of the Disclosure Schedule, (i) Company has not at any time since July 1, 1990, directly or indirectly, purchased, leased or otherwise acquired any property or obtained any services from, or sold, leased or otherwise disposed of any property or furnished any services to (except in each case with respect to remuneration for services rendered as a director, officer or employee of Company), in the ordinary course of business or otherwise, either Seller, any member of the immediate family of either Seller or any other Person (other than Company) that, directly or indirectly, alone or together with others, controls, is controlled by or is under common control with Company or either Seller or any member of the immediate family of either Seller (the Persons listed in this clause (i) being referred to herein collectively as "Affiliated Persons" and individually as an "Affiliated Person"); (ii) Company does not owe any amount to any Affiliated Person; and (iii) no Affiliated Person owes any amount to Company and no part of the property or assets of any Affiliated Person is used by Company in the conduct or operation of its business, except for the property referred to in
Section 4.5(b)(i).

                  4.6 Financial Statements; Undisclosed Liabilities; Receivables; Supplies.

                  (a) The Financial Statements, complete and correct copies of which have been delivered to Buyer, fairly present the financial condition of Company as at their respective dates and the results of operations and cash flows of Company for the periods covered thereby. The Financial Statements have been prepared from the books and records of Company in accordance with GAAP applied on a consistent basis throughout the periods covered thereby.

                  (b) Except as and to the extent reflected or reserved against on the Interim Balance Sheet or as set forth in Section 4.6(b) of the Disclosure Schedule, as of the date of the Interim Balance Sheet, Company had no liabilities, debts or obligations (whether absolute, accrued, contingent or otherwise) of any nature that would be required as of such date to have been included on a balance sheet prepared in accordance with GAAP. Since the date of the Interim Balance Sheet, Company has incurred no expenditures, debts or obligations (whether absolute, accrued, contingent or otherwise) except as set forth in Section 4.9(b) of the Disclosure Schedule, and there has been no material adverse change in the business, operations, assets, condition (financial or otherwise), liabilities, results of operations or prospects of Company, and no event has occurred which is reasonably likely to result in a Material Adverse Effect.

                  (c) Except as set forth in Section 4.6(c) of the Disclosure Schedule, all receivables of Company (including accounts receivable, loans receivable and advances) which are reflected on the Interim Balance Sheet, and all such receivables which arise thereafter and prior to the Closing, have arisen or will have arisen only from bona fide transactions in the ordinary course of business and such receivables (i) shall be fully collectible at the aggregate recorded amounts thereof (except to the extent of appropriate reserves therefor established in accordance with GAAP), and (ii) are not and will not be subject to defense, counterclaim or offset.

                  (d) All items of supplies and other consumables reflected on the Interim Balance Sheet, and all such items of supplies and other consumables that are acquired thereafter and prior to the Closing, are or will be useable in the ordinary course of business. Company has and will through the Closing maintain a sufficient but not an excessive quantity of each type of such supplies and other consumables in order to meet the normal requirements of its business and operations.

                  4.7 Taxes.

                  (a) Company has timely filed with the appropriate taxing authorities all returns and reports in respect of Taxes ("Returns") required to be filed by it (taking into account any extension of time to file). The information on such Returns is complete and accurate in all respects. Company has paid on a timely basis all Taxes (whether or not shown on any Return) due and payable, except for Taxes which Company, in good faith, represents are not due and payable because they are being diligently contested by appropriate proceedings and for which the Company has set aside on its books reserves to the extent required by GAAP; there are no such Taxes being contested at the date of this Agreement and such Taxes shall not aggregate in excess of $10,000. There are no liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of Company.

                  (b) No unpaid (or unreserved in accordance with GAAP) deficiencies for Taxes have been claimed, proposed or assessed by any taxing or other governmental authority with respect to Company for any Pre-Closing Period, and there are no pending or threatened audits, investigations or claims or issued and outstanding assessments for or relating to any liability in respect of Taxes of Company. Company has not requested any extension of time within which to file any currently unfiled returns in respect of any Taxes and no extension of a statute of limitations relating to any Taxes is in effect with respect to Company. All taxation years of Company up to and including [November 30, 1991] are considered closed by Canadian federal and provincial tax authorities for purposes of all Taxes.

                  (c) (i) Company has made or will make provision for all Taxes payable by it with respect to any Pre-Closing Period which are not payable prior to the Closing Date; (ii) the provisions for Taxes with respect to Company for the Pre-Closing Period (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) are adequate to cover all Taxes with respect to such period; (iii) Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party; (iv) all material elections with respect to Taxes affecting Company as of the date hereof are set forth in Section 4.7(c)(iv) of the Disclosure Schedule; (v) Company has no net capital losses, non-capital losses or other loss carryovers, tax credits or other favorable tax attributes; (vi) there are no advance tax rulings in respect of any Tax pending between Company and any taxing authority; (vii) Company does not own any interest in real property in the State of New York; (viii) the taxation year end for Company is [November 30th] and Company has never been a member of an affiliated group or filed or been included in a combined, consolidated or unitary return of any Person; (ix) Company is not currently under any contractual obligation to indemnify any Person with respect to Taxes or is a party to any tax sharing agreement or any other agreement providing for payments by Company with respect to Taxes; (x) Company has not made an election pursuant to Section 897(i) of the United States Internal Revenue Code of 1986, as amended (the "Code"), to be treated as a domestic corporation; (xi) Company is not a party to any joint venture, partnership or other arrangement or contract which could be treated as a partnership for United States or Canadian income tax purposes; (xii) Company has not entered into any sale leaseback or any leveraged lease transaction that fails to satisfy the requirements of U.S. Revenue Procedure 75-21 (or similar provisions of foreign law); (xiii) Company, as of the Closing Date, will not be required, as a result of a change in method of accounting for any portion of the Pre-Closing Period, to include any adjustment under Section 481 of the Code (or any corresponding provision of foreign law) in taxable income for any period after the Closing Date; (xiv) Company is not a party to any agreement, contract, arrangement or plan that would result after the Closing (taking into account the transactions contemplated by this Agreement), separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code; and (xv) the Disclosure Schedule contains a list of all jurisdictions to which any Tax is properly payable by Company.

                  4.8 Title to Properties; Absence of Encumbrances.

                  (a) The Disclosure Schedule contains a complete and accurate list by address of all real property owned, leased or used by Company, indicating the nature of Company's interest therein. No condemnation, expropriation, eminent domain or similar proceeding affecting all or any material portion of any such real property is pending or, to the best knowledge of Sellers or Company, threatened.

                  (b) Except as set forth in Section 4.8(b) of the Disclosure Schedule, Company has good title to all of the material properties and assets, real and personal, tangible and intangible, it owns or purports to own, including the Equipment and those properties and assets reflected on its books and records and on the Interim Balance Sheet (except for supplies and other consumables utilized in the ordinary course of business and accounts receivable collected after the date of the Interim Balance Sheet), free and clear of all Encumbrances, except for Permitted Encumbrances. The Company has a valid leasehold, license or other interest in all of the other material assets, real or personal, tangible or intangible, which are used in the operation of its business, free and clear of all Encumbrances, except for Permitted Encumbrances.

                  (c) "Permitted Encumbrances" means: (i) liens for Taxes not yet due and payable or which are being diligently contested in good faith by appropriate proceedings and as to which appropriate reserves (to the extent required by GAAP) have been established in Company's books and records; (ii) mechanics', materialmen's, carriers', warehousemen's, landlord's and similar liens securing obligations not yet delinquent or which are being diligently contested in good faith by appropriate proceedings and as to which appropriate reserves (to the extent required by GAAP) have been established in Company's books and records; (iii) such imperfections of title, easements, encroachments and Encumbrances as do not detract from the value or interfere with the present use of the properties or assets subject thereto or affected thereby; (iv) Encumbrances on personal property taken by or granted to a Person who, by making advances or incurring an obligation gives value to enable Company to acquire rights in or the use of such property, provided that the Encumbrance does not extend to or cover any other property and the total cost to Company that would be required to discharge such Encumbrance in full does not exceed the value so given by such Person to Company; (v) Encumbrances, if any, noted in the Financial Statements. None of such property leased by Company is subject to any sublease, sublicense or other agreement granting to any other Person any right to the use, occupancy or enjoyment of such property or any portion thereof.

                  (d) Except for the Equipment, Company does not own or lease any property or assets, conduct any operation, carry on any business or provide any services in the United States.

                  4.9 Intellectual Property.

                  (a) The Disclosure Schedule contains a complete and accurate list and brief description of all patents and patent applications, all registrations and applications for registration of trademarks, trade names, business names, brand names, service marks, copyrights and common-law trademarks owned or used by Company.

                  (b) All Intellectual Property used by Company in the operation of its business is either (i) owned by Company free and clear of all Encumbrances, other than Permitted Encumbrances, or (ii) subject to a right of use by Company pursuant to a license or other agreement. No third party has been granted by Company the right to use any Intellectual Property owned or used by Company. To the best knowledge of Sellers or Company, no third party is infringing upon or misappropriating any Intellectual Property used by Company in the operation of its business and no activity in which Company is engaged violates or infringes upon any intellectual property or other proprietary rights of any third party. There is no legal action by any Person pending or, to the best knowledge of Sellers or Company, threatened against Company with respect to such matters, and no written claim with respect to such matters has been received by Company since July 1, 1990.

                  4.10 Contracts and Agreements.

                  (a) Set forth in the Disclosure Schedule is a true and complete list of each of the following contracts and agreements to which Company is a party or by which Company or its properties are bound:

                  (i) each agreement providing for compensation in respect of services performed by employees of Company;

                  (ii) each management, service, consulting, retainer or other similar type of agreement under which services are provided by any other Person to Company;

                  (iii) each agreement that restricts the operation of the business of Company as presently conducted and each agreement that restricts the ability of Company to solicit customers or employees;

                  (iv)   each agreement with an Affiliated Person;

                  (v) each operating lease (as lessor, lessee, sublessor or sublessee) of any real property;

                  (vi) each operating lease (as lessor, lessee, sublessor or sublessee) of any tangible personal property (except for leases calling for payments of less than $10,000 per year and having a term of less than two (2) years);

                  (vii) each license (as licensor, licensee, sublicensor or sublicensee) of any Intellectual Property (other than customary, non-negotiated licenses of computer software);

                  (viii) each agreement under which services are provided by Company to any customer;

                  (ix) each written agreement for the purchase of supplies or products which calls for performance by Company over a period of more than two (2) months or with respect to which there exists an aggregate future liability of Company in excess of $20,000;

                  (x) each agreement under which any money has been or may be borrowed or loaned or any note, bond, indenture or other evidence of indebtedness has been issued or assumed (other than those under which there remain no ongoing obligations of Company), and each guaranty of any evidence of indebtedness or other obligation, or of the net worth, of any Person (other than endorsements for the purpose of collection in the ordinary course of business);

                  (xi) each mortgage agreement, deed of trust, security agreement, purchase money agreement, conditional sales contract or capital lease (other than any purchase money agreement, conditional sales contract or capital lease evidencing Encumbrances solely on tangible personal property under which there exists an aggregate future liability of Company not in excess of $30,000 per agreement, contract or lease);

                  (xii)  each partnership, joint venture or similar agreement;

                  (xiii) each agreement containing restrictions with respect to the payment of dividends or other distributions in respect of Company's capital stock;

                  (xiv) each agreement to make unpaid capital expenditures in excess of $10,000; and

                  (xv) each other agreement having an indefinite term or a term of more than one (1) year (other than those that are terminable at will or upon not more than thirty (30) days' notice by Company without penalty) or requiring payments by Company of more than $10,000 per year.

A complete and correct copy of each written agreement, lease, license, mortgage, deed of trust, instrument, contract or other type of document required to be disclosed pursuant to this Section 4.10(a) has been delivered to 3-D.

                  (b) Each material agreement, lease, license, mortgage, deed of trust, instrument, contract or other type of document required to be delivered pursuant to Section 4.10(a) to which Company is a party or by which Company or its properties is bound (collectively, the "Contracts") is legal, valid, binding and in full force and effect and is enforceable by Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and by general principles of equity. Except as set forth in
Section 4.10(b) of the Disclosure Schedule, Company is not (with or without the lapse of time or the giving of notice, or both) in material breach of or in material default under any of the Contracts, and, to the best knowledge of Sellers or Company, no other party to any of the Contracts is (with or without the lapse of time or the giving of notice, or both) in material breach of or in material default under any of the Contracts.

                  4.11 Insurance. All insurance policies currently maintained by Company are accurately listed and described in the Disclosure Schedule. Each such insurance policy is in full force and effect (free from any presently exercisable right of termination on the part of the insurance company issuing such policy prior to the expiration of the term of such policy) and all premiums due and payable in respect thereof have been paid. Company has not received notice of cancellation or non-renewal of any such policy. The transactions contemplated by this Agreement will not give rise to a right of termination of any such policy by the insurance company issuing the same prior to the expiration of the term of such policy.

                  4.12 Litigation. Except as set forth in Section 4.12 of the Disclosure Schedule, no lawsuit, governmental investigation or legal, administrative or arbitration action or proceeding is pending or, to the best knowledge of Sellers or Company, threatened against either of Sellers or Company or any director, officer or employee of Company, in his or her capacity as such,
(i) which questions the validity of this Agreement or seeks to prohibit, enjoin or otherwise challenge the consummation of the transactions contemplated hereby, or (ii) which, if decided adversely to such Person, is reasonably likely to result in a Material Adverse Effect. Company is not specifically identified as a party subject to any restrictions or limitations under any judgment, order or decree of any court, administrative agency or other governmental authority.

                  4.13 Condition of Assets. The properties and assets, including the Equipment and other supplies and other consumables, owned, leased or used by Company in the operation of its business are in good operating condition and repair, are suitable for the purposes for which they are used, are adequate and sufficient for Company's current and reasonably foreseeable operations and are directly related to the business of Company.

                  4.14 Compliance with Law. Except with respect to environmental matters, which are covered by Section 4.17, (a) Company is in compliance in all material respects with all applicable laws, statutes, rules, ordinances, regulations, orders and decrees governing the operation of its business and all of its governmental licenses, approvals, authorizations, franchises and permits. Company has not received since July 1, 1990 any written notice of any violation of any such law, statute, rule, ordinance, regulation, order, decree, license, approval, authorization, franchise or permit. No written claim has been made or legal action commenced against Company since July 1, 1990 that alleges any violation of any laws, regulations or contract provisions relating to the pricing of contracts with the Canadian or United States federal government or any provincial, state or local government, or any agency of any thereof. Company has not engaged in any fraudulent practices in connection with any bid or contract for services to be performed for any governmental entity.

                  (b) Except with respect to environmental matters, which are covered by Section 4.17, Company has all governmental licenses, approvals, authorizations, franchises and permits necessary to conduct its business as currently conducted; such governmental licenses, approvals, authorizations, franchises and permits are in full force and effect; and no proceeding is pending or, to the best knowledge of Sellers or Company, threatened seeking the revocation or limitation of any such governmental license, approval, authorization, franchise or permit. All governmental licenses, approvals, authorizations, franchises and permits necessary for the ownership or operation of its properties or assets, the provision of its services or the conduct of its business by Company are listed in Section 4.14(b) of the Disclosure Schedule.

                  4.15 Employees.

                  (a) Other than DS and PS, Company has as of the date hereof no employees.

                  (b) Company is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours.

                  (c)  Company is not engaged in any unfair labor practice.

                  (d) No collective bargaining agreement with respect to the business of Company is currently in effect or being negotiated. Company has no obligation to negotiate any such collective bargaining agreement, and, to the best knowledge of Sellers or Company, there is no indication that the employees of Company desire to be covered by a collective bargaining agreement.

                  (e) There are no strikes, slowdowns or work stoppages pending or, to the best knowledge of Sellers or Company, threatened with respect to the employees of Company, nor has any such strike, slowdown or work stoppage occurred or, to the best knowledge of Sellers or Company, been threatened since July 1, 1990.

                  (f) Since July 1, 1990, Company has received no notice of the intent of any government, body or agency responsible for the enforcement of labor or employment laws to conduct an investigation of Company, and, to the best knowledge of Sellers or Company, no such investigation is in progress.

                  (g) No notice has been received by Company of any complaint filed by any of the employees against Company claiming that Company has violated any applicable employment standards or human rights legislation or any complaints or proceedings of any kind involving Company or, to the best knowledge of Sellers or Company, any of the employees of Company before any labor relations board. There are no outstanding orders or charges against Company under any occupational health or safety legislation. All levies, assessments and penalties made against Company pursuant to all applicable workers compensation legislation have been paid by Company and Company has never been reassessed under any such legislation.

                  4.16 Employee Benefit Plans.

                  (a) Section 4.16 of the Disclosure Schedule identifies each retirement, pension, bonus, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay, insurance, medical, hospital, dental, vision care, drug, sick leave, disability, salary contributions, legal benefits, unemployment benefits, vacation, incentive or other compensation plan or arrangement or other employee benefit that is maintained or otherwise contributed to, or required to be contributed to, by Company for the benefit of employees or former employees of Company (the "Employee Benefit Plans") and a true and complete copy of each Employee Benefit Plan has been furnished to Buyer. Each Employee Benefit Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Employee Benefit Plan. Sellers have delivered to Buyer the actuarial valuations, if any, prepared for each Employee Benefit Plan. Except as described in Section 4.16 of the Disclosure Schedule:

                  (i) all contributions to, and payments from, each Employee Benefit Plan that may have been required to be made in accordance with the terms of any such Employee Benefit Plan, or with the recommendation of the actuary for such Employee Benefit Plan, and, where applicable, the laws of the jurisdictions that govern such Employee Benefit Plan, have been made in a timely manner;

                  (ii) all material reports, returns and similar documents (including applications for approval of contributions) with respect to any Employee Benefit Plan required to be filed with any governmental agency or distributed to any Employee Benefit Plan participant have been duly filed on a timely basis or distributed;

                  (iii) there are no pending investigations by any governmental or regulatory agency or authority involving or relating to an Employee Benefit Plan, no threatened or pending claims (except for claims for benefits payable in the normal operation of the Employee Benefit Plans), suits or proceedings against any Employee Benefit Plan or asserting any rights or claims to benefits under any Employee Benefit Plan that could give rise to a liability nor, to the best knowledge of Sellers or Company, are there any facts that could give rise to any liability in the event of such investigation, claim, suit or proceeding;

                  (iv) no notice has been received by either Seller or Company of any complaints or other proceedings of any kind involving Company or, to the best knowledge of Sellers or Company, any of the employees of Company before any pension board or committee relating to any Employee Benefit Plan or to Company; and

                  (v) the assets of each Employee Benefit Plan are at least equal to the liabilities of such Employee Benefit Plan based on the actuarial assumptions utilized in the most recent valuation performed by the actuary for such Employee Benefit Plan, and neither 3-D, Buyer nor any of their respective affiliates (other than Company) will incur any liability with respect to any Employee Benefit Plan as a result of the transactions contemplated by this Agreement.

                  (b) The Disclosure Schedule also sets forth a summary, in reasonable detail, of the Employee Benefit Plans that cover the employees of Company.

                  4.17  Environmental Matters.

                  (a) Company has all Environmental Permits that are required for the lawful operation of its business, and all Environmental Permits possessed by Company are listed in Section 4.17(a) of the Disclosure Schedule. Each such Environmental Permit is valid, subsisting and in good standing and Company is not in default or in breach of any such Environmental Permit and no proceeding is pending or threatened and no grounds exist to revoke or limit any such Environmental Permit. Company (i) is in compliance with all terms and conditions of its Environmental Permits and is in compliance with and not in default under any applicable Environmental Law, and (ii) has not received since July 1, 1990 written notice of any violation by or claim under any Environmental Law.

                  (b) There have been no Releases by Company of any Hazardous Substances (i) into, on, around, from or under any of the properties or assets owned or operated (or formerly owned or operated) by Company, or (ii) into, on, around, from or under any other properties, including landfills, in which Hazardous Substances have been Released or properties on or under which Company has performed services, in any case in such a way as to create any material unpaid liability (including the costs of required remediation) of Company under any applicable Environmental Law.


                  (c) No property has been used at any time by Company as a "landfill" or as a treatment, storage or disposal facility for any Hazardous Substance.

                  (d) Company has never received any notice of, or has been prosecuted for, non-compliance with any Environmental Law nor has Company settled any allegation of non-compliance prior to prosecution. There are no notices, orders or directions relating to environmental matters requiring, or notifying Company that it is or may be responsible for, any containment, clean-up or remediation or corrective action of any work, repairs, construction or capital expenditures to be made under any Environmental Law with respect to the business of Company or any of the properties or assets owned, operated or occupied (or formerly owned, operated or occupied) by Company.

                  (e) There are no Hazardous Substances located at, on or under any of the properties or assets owned, operated or occupied (or formerly owned, operated or occupied) by Company except those being used, stored and handled in compliance with Environmental Laws.

                  (f) Sellers have delivered to Buyer true and complete copies of all environmental audits, evaluations, assessments, studies and tests relating to the business or the properties or assets of Company or their use which are or with reasonable effort could be within the possession or control of either Seller.

                  (g) There is no asbestos or asbestos-containing material or PCBs contained in any of the buildings or structures owned or leased by Company, except for asbestos or asbestos-containing material the present form, amount and location of which does not create any unpaid material liability (including the costs of required remediation) of Company under any applicable Environmental Law (regardless of whether subsequent occurrences could expose or change the form or location of, or cause the Release of, such substances). No written claims have been made, and no suits or proceedings are pending or threatened, by any employee against Company that are premised on exposure to asbestos or asbestos-containing material or PCBs.

                  (h) No underground storage tanks, abandoned wells or landfills are or have been located on any real property owned, operated or occupied by Company.

                  (i) For purposes of this Agreement, the capitalized terms defined below shall have the meanings ascribed to them below.

                      (i) "Environment" means all air, surface water, groundwater, drinking water or land, including land surface or subsurface.

                  (ii) "Environmental Laws" means any and all federal, provincial, municipal or local laws, statutes, ordinances, by-laws and regulations, and orders, directives and decisions rendered by, and policies, instructions, guidelines and similar guidance of, any ministry, department or administrative or regulatory agency relating to the protection of the Environment, occupational health and safety or the manufacture, processing, distribution, use, treatment, storage, disposal, discharge, packaging, transport, handling, containment, clean-up or other remediation or corrective action of any Hazardous Substances.

                  (iii) "Environmental Permits" means all approvals, consents, permits, licenses, registrations, certificates and other authorizations required by any applicable Environmental Law relating to: (A) pollution or the protection of the Environment, occupational health or safety, including without limitation those relating to the emission, Release or discharge of any Hazardous Substances into the Environment, (B) the manufacture, processing, distribution, use, treatment, storage, disposal, generation, packaging, transport or handling of Hazardous Substances, or (C) the containment, cleanup or other remediation of Hazardous Substances from any real property.

                  (iv) "Hazardous Substance(s)" means, without limitation, any flammable explosives, radioactive materials, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products (including but not limited to waste petroleum and petroleum products), methane, hazardous materials, hazardous wastes, pollutants, contaminants, chemicals and hazardous, industrial or toxic substances or wastes.

                  (v) "Release" means any past or present spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of a Hazardous Substance into the Environment.

                  4.18 Powers of Attorney. There are no outstanding powers of attorney to act in the place and stead of Company.

                  4.19 Officers and Directors. Section 4.19 of the Disclosure Schedule sets forth all of the officers and directors of Company and, with respect to each such officer, all offices held by such Person.

                  4.20 Bank Accounts. Section 4.20 of the Disclosure Schedule sets forth the name of each bank in which Company has an account, lock box or safe deposit box, the number of each such account, lock box and safe deposit box, and the names of all Persons authorized to draw thereon or have access thereto.

                  4.21 Absence of Certain Changes. Since November 30, 1995, Company has operated its business in the ordinary course consistent with past practice. Without limiting the generality of the immediately preceding sentence, since that date, Company has not:

                  (i) amended or otherwise modified its constating documents or by- laws (or similar organizational documents);

                 (ii) issued or sold or authorized for issuance or sale, or granted any options or made other agreements of the type referred to in
         Section 4.2(e) with respect to, any shares of its capital stock or any other of its securities, or altered any term of any of its outstanding securities or made any change in its outstanding shares of capital stock or other ownership interests or its capitalization, whether by reason of a reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, stock dividend or otherwise;

                (iii) except as disclosed in Section 4.21 of the Disclosure Schedule, mortgaged, pledged or granted any security interest in any of its assets, except security interests solely in tangible personal property granted pursuant to any purchase money agreement, conditional sales contract or capital lease under which there exists an aggregate future liability not in excess of $30,000 per agreement, contract or lease (which amount was not more than the purchase price for such personal property and which security interest does not extend to any other item or items of personal property);

                 (iv) declared, set aside, made or paid any dividend or other distribution to any shareholder with respect to its capital stock;

                  (v) redeemed, purchased or otherwise acquired, directly or indirectly, any capital stock;

                 (vi) increased the compensation of any of its employees;

                (vii) adopted or (except as otherwise required by law) amended any Employee Benefit Plan or entered into any collective bargaining agreement;

               (viii) terminated or modified any Contract, or received any written notice of termination of any Contract, except for terminations of Contracts upon their expiration during such period in accordance with their terms and terminations or modifications that have not had and are not reasonably likely to result in a Material Adverse Effect;

                 (ix) incurred or assumed any indebtedness for borrowed money or guaranteed any obligation or the net worth of any Person, except for endorsements of negotiable instruments for collection in the ordinary course of business;

                  (x) discharged or satisfied any Encumbrance other than those then required to be discharged or satisfied in accordance with their original terms;

                 (xi) paid any material obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, except for any current liabilities, and the current portion of any long term liabilities, shown on the Financial Statements or the Interim Balance Sheet (or not required as of the date thereof to be shown thereon in accordance with
         GAAP) or incurred since the date of the Interim Balance Sheet in the ordinary course of business consistent with past practice;

                  (xii) sold, transferred, leased to others or otherwise disposed of any material asset except in the ordinary course of business consistent with past practice;

                 (xiii) cancelled or compromised any material debt or claim;

                  (xiv) suffered any damage or destruction to or loss of any of its tangible assets (whether or not covered by insurance) which has had or is reasonably likely to result in a Material Adverse Effect;

                   (xv) lost the employment services of any key employee;

                  (xvi) made any loan or advance to any Person other than travel and other similar routine advances in the ordinary course of business consistent with past practice, or acquired any capital stock or other securities of any other corporation or any ownership interest in any other business enterprise;

                 (xvii) made any capital expenditures or capital additions or betterments in amounts which exceeded $50,000 in the aggregate, except as contemplated in capital budgets in effect on the date of this Agreement;

                (xviii) changed its method of accounting or the accounting principles or practices utilized in the preparation of the Financial Statements, other than as required by GAAP;

                  (xix) instituted or settled any litigation or any legal, administrative or arbitration action or proceeding before any court or governmental body relating to it or its property;

                   (xx) suffered any incident or event which, individually or in the aggregate, has had or is reasonably likely to result in a Material Adverse Effect;

                  (xxi) committed to provide services for an indefinite period or a period of more than two (2) months; or

                 (xxii) entered into any commitment to do any of the foregoing.

               4.22 Books and Records. All accounts, books, ledgers and official and other records prepared and kept by Company have been truthfully and properly kept and completed in all respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein.

                  4.23 Absence of Certain Business Practices. Neither Company nor any of its officers, employees or authorized agents, or any other Person acting on behalf of any of them has, directly or indirectly, since July 1, 1990, given or agreed to give any gift or similar benefit to any governmental employee, domestic or foreign, who is or may be in a position to help or hinder the business of Company (or assist it in connection with any actual or proposed transaction) which could (i) subject Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, domestic or foreign, or (ii) if not continued in the future, result in a Material Adverse Effect.

                  4.24 Customer Relationships. Company's major customers in the first nine months of 1996 and in 1995, 1994 and 1993 are listed on Exhibit G (collectively, the "Major Customers"). Company has no reason to believe that its relations with the Major Customers will be reduced in the future.

                  4.25 No Broker or Finder. No broker or finder has been engaged by either Seller or Company in connection with the transactions contemplated by this Agreement, and no commission, finder's fees or other similar compensation or remuneration is payable to any Person as a result of either Seller's or Company's actions in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                  4.26 Securities Laws.

                  (a) Each Seller understands that (i) the Buyer's Shares he or she may acquire pursuant to this Agreement and the Parent Common Stock he or she may acquire in accordance with the share provisions attaching to the Buyer's Shares or in accordance with the provisions of the Share Exchange Agreement will not be registered under the Act and may not be sold or otherwise disposed of unless they are so registered or are sold or otherwise disposed of in a transaction that is exempt from such registration, (ii) such securities may have to be held for at least two years before any of them may be sold and at least three years before they may be sold without significant restrictions, and (iii) the certificates representing such Buyer's Shares and such shares of Parent Common Stock will bear legends identical with or similar to the following:

                  "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THEY MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF REGISTRATION (OR IN COMPLIANCE WITH AN EXEMPTION FROM SUCH REGISTRATION) UNDER SUCH ACT AND SUCH APPLICABLE STATE SECURITIES LAWS."

                  (b) Each Seller acknowledges that (i) he or she has received and read carefully the Registration Statement, including 3-D's preliminary prospectus dated October 8, 1996 forming a part thereof that describes 3-D, the Parent Common Stock and containing certain other relevant information (the "Prospectus"); (ii) he or she has been given the opportunity to ask questions of and obtain relevant documents from 3-D concerning 3-D and

Buyer; and (iii) all of their questions and requests for information and documents have been answered to such Seller's complete satisfaction.

                  (c) Each Seller has evaluated the merits and risks of an investment in the Buyer's Shares to be issued at the Closing hereunder and the shares of Parent Common Stock issuable in accordance with the share provisions attaching to the Buyer's Shares or in accordance with the provisions of the Share Exchange Agreement, and has affirmatively decided to make such investment based solely on such evaluation, the representations, warranties and covenants of 3-D and Buyer contained in this Agreement (or in any schedule, certificate or other document delivered by 3-D or Buyer pursuant hereto) and the information contained in the Prospectus and Registration Statement.

                  (d) Sellers are not affiliated, directly or indirectly, with a member broker-dealer firm of the National Association of Securities Dealers, Inc. ("NASD") as employees, officers, directors, partners or shareholders or as relatives or members of the same household of an employee, director, partner or shareholder of an NASD member broker-dealer firm.

                  (e) Any Buyer's Shares a Seller acquires pursuant to this Agreement and any shares of Parent Common Stock a Seller acquires in accordance with the share provisions attaching to the Buyer's Shares or in accordance with the provisions of the Share Exchange Agreement will be for his or her own account for investment and not with any view to the distribution thereof, and no Seller will sell, assign, transfer or otherwise dispose of any of such securities, or any interest therein, in violation of the registration requirements of the Act, or the state securities or blue sky law of any State of the United States, or in violation of the prospectus or registration requirements of the securities legislation of any province or territory of Canada, and no Seller has any present plan or intention to sell, exchange or otherwise dispose of any of such securities, or any interest therein, in violation of such registration requirements.

                  (f) Sellers acknowledge to 3-D and Buyer that Garrett Power, an independent firm of chartered accountants, is acting on behalf of Sellers as Seller's representative in connection with evaluating the merits and risks of the Sellers receiving Buyer's Shares and Parent Common Stock pursuant hereto. Sellers also acknowledge that 3-D and Buyer will rely on this acknowledgement in establishing that the transactions contemplated by this Agreement are exempt from the registration requirements of the Act.

                  4.27 Disclosure Schedule. Each of the statements contained in the Disclosure Schedule is true and complete.

                  4.28 Residency. Each Seller is a resident of Canada for purposes of the Income Tax Act (Canada). PS is a citizen of Canada and DS is a citizen of the United States and Canada.

                                    ARTICLE V

                 Representations and Warranties of 3-D and Buyer

        3-D and Buyer each represents and warrants to Sellers as follows:

                  5.1 Organization and Good Standing. 3-D is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to enter into and carry out its obligations under this Agreement, the Support Agreement and the Share Exchange Agreement. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Canada and has full corporate power and authority to enter into and carry out its obligations under this Agreement, the Escrow Agreement, the Support Agreement and the Share Exchange Agreement.

                  5.2 Capitalization. As of the date of this Agreement, 3-D's authorized capital stock consists solely of 25,000,000 shares of Common Stock, par value $.01 per share ("Common Stock"), of which 7,600,000 shares are issued and outstanding, and 1,000,000 shares of preferred stock, par value $.01 per share, issuable in series, of which none is issued and outstanding. Buyer's authorized capital stock consists solely of an unlimited number of common shares, of which 100 shares are issued and outstanding and owned by 3-D. All of the issued and outstanding common shares of Buyer and all of the issued and outstanding shares of Parent Common Stock have been duly authorized and are validly issued and outstanding, fully paid and non-assessable. At or prior to the Closing, Buyer shall amend its share capital to create a new class of exchangeable non-voting shares having substantially the rights, privileges, restrictions and conditions set forth on Exhibit A attached hereto so that Buyer's authorized capital stock at the Closing shall be an unlimited number of common shares and an unlimited number of exchangeable non-voting shares. At the Closing, Buyer shall issue the Buyer's Shares to Sellers pursuant to Section 2.1.

                  5.3 Ownership of Shares. All of the Buyer's Shares issuable by Buyer pursuant to Section 2.1 shall be, upon issuance, (a) duly authorized, validly issued, fully paid and non-assessable, and (b) free and clear of all Encumbrances placed thereon by Buyer (other than any Encumbrances arising under this Agreement), and shall have substantially the rights, privileges, restrictions and conditions described in Exhibit A attached hereto. All shares of Parent Common Stock issuable in accordance with the share provisions of Buyer's Shares shall be, upon issuance in accordance with the share provisions of Buyer's Shares, (a) duly authorized, validly issued, fully paid and non-assessable, and (b) free and clear of all Encumbrances placed thereon by 3-D or Buyer (other than any Encumbrances arising under this Agreement).

                  5.4 Authorization. The execution and delivery of this Agreement, the Support Agreement and the Share Exchange Agreement by 3-D and by Buyer have been duly authorized by all necessary corporate action required on the part of 3-D and Buyer. This Agreement has been duly executed and delivered by 3-D and Buyer and constitutes a legal, valid and binding obligation of 3-D and Buyer, enforceable against 3-D and Buyer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other laws affecting the rights of creditors generally and by general principles of equity. At the Closing, 3-D and Buyer will duly execute and deliver the Support Agreement and the Share Exchange Agreement and each such agreement will constitute a legal, valid and binding obligation of 3-D and Buyer, enforceable against 3-D and Buyer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other laws affecting the rights of creditors generally and by general principles of equity. At the Closing, the Employment Agreement shall be duly executed and delivered by J.R.S. and will constitute a legal, valid and binding obligation of J.R.S., enforceable against J.R.S. in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other laws affecting the rights of creditors generally and by general principles of equity.

                  5.5 No Conflicts. Neither the execution and delivery by 3-D or Buyer of this Agreement, the Support Agreement or the Share Exchange Agreement nor the consummation by 3-D or Buyer of the transactions contemplated hereby or thereby will (i) conflict with or violate the certificate of incorporation or by-laws (or other organizational document) of 3-D or Buyer, or (ii) conflict with, violate, result in the breach of any term of, constitute a default under or require the consent of or any notice to or filing with any Person under, any note, mortgage, deed of trust or other agreement or instrument to which 3-D or Buyer is a party or by which 3-D or Buyer is bound, or any law, order, rule, regulation, decree, writ or injunction of any governmental body having jurisdiction over 3-D or Buyer or their respective properties (except where such conflict, violation, breach or default, or the failure to obtain such consent, give such notice or make such filing, would not impair the ability of 3-D or Buyer to consummate the transactions contemplated hereby), except for any filings with, and exemption orders required to be obtained from, the applicable provincial securities regulatory authorities in connection with the issuance of either Buyer's Shares or Parent Common Stock to either Seller.

                  5.6 Financial Condition; Etc. 3-D has delivered to each Seller a true, correct and complete copy of the Registration Statement, including the Prospectus. The financial statements of 3-D contained in the Prospectus, as described therein, fairly present the financial condition of 3-D as of their respective dates and the results of operations and cash flows of 3-D for the periods covered thereby. Such financial statements have been prepared from the books and records of 3-D and its subsidiaries in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby. Since June 30, 1996, there has been no material adverse change in the business or financial condition of 3-D and its subsidiaries, taken as a whole. As of its date, the Registration Statement, including the Prospectus, complied as to form in all material respects with all applicable requirements of the Act and the rules and regulations of the SEC thereunder, and the Prospectus did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Buyer was incorporated on November 27, 1996, has conducted no business or operations and has no material assets or liabilities. Each amendment or supplement to the Registration Statement and Prospectus delivered to Sellers pursuant to Section 7.3 will, as of its respective date, comply as to form in all material respects with all applicable requirements of the Act and the rules and regulations of the SEC thereunder, and no amended or supplemented prospectus included therein will include an untrue statement of a material fact or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  5.7 Litigation. No lawsuit, governmental investigation or legal, administrative or arbitration action or proceeding is pending or, to the best knowledge of 3-D or Buyer, threatened against 3-D or Buyer, or any director, officer or employee of 3-D or Buyer

                  5.8 No Broker or Finder. No broker or finder has been engaged by 3-D or Buyer in connection with the transactions contemplated by this Agreement, and no commission, finder's fees or other similar compensation or remuneration is payable to any Person as a result of 3-D's or Buyer's actions in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for remuneration that will be paid by 3-D.


                                   ARTICLE VI

                              Covenants of Sellers

                  Sellers, jointly and severally, hereby covenant and agree as follows:

                  6.1 Normal Course. From the date hereof until the Closing, Company will: (i) maintain its corporate existence in good standing; (ii) maintain or cause to be maintained the Equipment in good operation and repair and maintain the general character of its business; (iii) use all reasonable efforts to maintain in effect all of its presently existing insurance coverage (or substantially equivalent insurance coverage), preserve its business organization substantially intact, keep the services of its present principal employees and preserve its present business relationships with its material suppliers and customers; (iv) permit 3-D, its accountants, its legal counsel and its other representatives full access to its management, minute books, share certificate book and stock transfer records, books of account, accounting records and other books and records, contracts, agreements, properties and operations at all reasonable times and upon reasonable notice; and (v) in all respects conduct its business in the usual and ordinary manner consistent with past practice and perform in all material respects all agreements or other obligations with banks, customers, suppliers, employees and others.

                  6.2 Negative Covenants. From the date of this Agreement until the Closing, Company will not (without the prior written consent of 3-D) (i) take any action or suffer any situation to exist that would be required to be disclosed pursuant to Section 4.21 had such action been taken or such situation existed between November 30, 1995 and the date of this Agreement, or (ii) make any election with respect to Taxes.

                  6.3 Certain Filings. Each Seller agrees to make or cause to be made all filings with regulatory authorities that are required to be made, respectively, by either Seller or by Company to carry out the transactions contemplated by this Agreement. Each Seller agrees to assist and to cause Company to assist 3-D and Buyer in making all such filings, applications and notices as may be necessary or desirable in order to obtain the authorization, approval or consent of any governmental entity which may be reasonably required or which 3-D or Buyer may reasonably request in connection with the consummation of the transactions contemplated hereby including, without limitation, as may be required under the Investment Canada Act, the Competition Act (Canada) and any applicable Canadian securities legislation.

                  6.4 Best Efforts to Satisfy Conditions. Each Seller agrees to use his best efforts to satisfy the conditions set forth in Articles VIII and IX that are within the control of such Seller. The Employee agrees to enter into the Employment Agreement at or prior to the Closing.

                  6.5 Delivery of Financial Statements. Sellers shall cause Company to deliver to Buyer at least five (5) days prior to the Closing financial statements for the three fiscal years ended December 31, 1995 certified by independent accountants reasonably acceptable to 3-D.

                  6.6 Resignation of Officers and Directors. At the Closing, Sellers shall (a) cause each of the officers and directors of Company to deliver written resignations and general releases, (b) cause to be duly elected as officers and directors of Company the individuals listed in Part I of Exhibit H attached hereto, and (c) cause to be designated as authorized signatories of Company's bank accounts the individuals listed in Part II of said Exhibit H.

                  6.7 Further Assurances. Each Seller agrees to execute and deliver, and to cause Company to execute and deliver, such additional documents and instruments, and to perform such additional acts, as 3-D or Buyer may reasonably request to effectuate or carry out and perform all the terms, provisions and conditions of this Agreement and the transactions contemplated hereby and to effectuate the intent and purposes hereof and to put Buyer and 3-D in full operating control of Company.

                                   ARTICLE VII

                           Covenants of 3-D and Buyer

                  3-D and Buyer hereby covenant and agree as follows:

                  7.1 Certain Filings. 3-D and Buyer agree to make or cause to be made all filings with regulatory authorities that are required to be made by 3-D and Buyer or their respective affiliates to carry out the transactions contemplated by this Agreement, the Support Agreement and the Share Exchange Agreement.

                  7.2 Best Efforts to Satisfy Conditions. 3-D and Buyer agree to use their respective best efforts to satisfy the conditions set forth in Articles VIII and IX hereof that are within their control. Buyer shall cause J.R.S. to enter into the Employment Agreement at the Closing.

                  7.3 Amendments to Registration Statement. 3-D will as promptly as practicable after the filing thereof with the SEC provide to each Seller each amendment or supplement to the Registration Statement and Prospectus filed by 3-D with the SEC.

                  7.4 Further Assurances. 3-D and Buyer agree to execute and deliver such additional documents and instruments, and to perform such additional acts, as Sellers may reasonably request to effectuate or carry out and perform all the terms, provisions and conditions of this Agreement, the Support Agreement and the Share Exchange Agreement and the transactions contemplated hereby and thereby, and to effectuate the intent and purposes hereof and thereof.


                                  ARTICLE VIII

              Conditions Precedent to Obligations of 3-D and Buyer

                  The obligations of 3-D and Buyer under Article II shall be subject to the consummation of the Public Offering and to the satisfaction at or prior to the Closing of the following additional conditions, any one or more of which may be waived by 3-D and Buyer:

                  8.1 Representations and Warranties. Each and every representation and warranty of Sellers contained in this Agreement, any Schedule or any certificate delivered pursuant hereto shall be true and accurate as of the date when made, shall be deemed repeated at the time of the Closing and shall then be true and accurate in all material respects.

                  8.2 Compliance with Covenants. Sellers shall have performed and observed in all material respects all covenants and agreements to be performed or observed by Sellers under this Agreement at or before the Closing.

                  8.3 Lack of Adverse Change. Since the date of the Interim Balance Sheet, there shall not have occurred any incident or event which, individually or in the aggregate, has had or is reasonably likely to result in a Material Adverse Effect.

                  8.4 Update Certificate. Buyer shall have received a favorable certificate, dated the Closing Date, signed by Sellers as to the matters set forth in Sections 8.1, 8.2 and 8.3.

                  8.5 Legal Opinion. Buyer shall have received the opinion of Beaumont Church, counsel to Sellers, dated the Closing Date, substantially in the form attached hereto as Exhibit I.

                  8.6 Regulatory Approvals. All material approvals and consents of regulatory authorities required to carry out the transactions contemplated by this Agreement shall have been received. Without limiting the generality of the foregoing,

                  (a) all necessary orders shall have been obtained from all Canadian securities regulatory authorities in connection with the issuance by Buyer of the Buyer's Shares and all shares of Parent Common Stock issuable in accordance with the share provisions of the Buyer's Shares or in accordance with the Share Exchange Agreement,

                  (b) all parties hereto shall have filed all such notices and information (if any) required under the Competition Act (Canada) and the applicable waiting periods and any extensions thereof shall have expired or the parties shall have received an Advance Ruling Certificate pursuant thereto setting out that the Director is satisfied he would not have sufficient grounds on which to apply for an order under section 92 of such Act in respect of the transactions contemplated hereby, or the Director or his representative shall have advised the Buyer (on terms and in a form satisfactory to Buyer and 3-D) that the Director does not currently intend to make an application under section 92 of such Act in respect of the transactions contemplated hereby and neither the Director nor any of his representatives shall have rescinded or amended such advice, and

                  (c) the transactions contemplated hereby shall have received the allowance or approval or deemed allowance or approval by the responsible Minister under the Investment Canada Act in respect of the transactions contemplated hereby, to the extent such allowance or approval is required, on terms and conditions satisfactory to Buyer and 3-D.

                  8.7 Consents of Third Parties to Contracts. All consents from third parties to any Contracts or from any governmental authority with respect to any license, approval, authorization, franchise or permit that are required to be listed in the Disclosure Schedule in order to avoid a misrepresentation under Section 4.5(a) shall have been obtained in writing.

                  8.8 No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any governmental or regulatory authority that declares this Agreement invalid or unenforceable in any material respect or that prevents the consummation of the transactions contemplated hereby or which imposes restrictions on 3-D's or Buyer's right or ability to operate the business of Company shall be in effect; and no action or proceeding before any court or regulatory authority shall have been instituted or threatened in writing by any governmental or regulatory authority, or by any other Person (other than 3-D, Buyer or any of their respective affiliates), which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement or which seeks to impose restrictions on 3-D's or Buyer's right or ability to operate the business of Company, and which in any such case has a reasonable likelihood of success in the reasonable opinion of counsel to 3-D.

                  8.9 Employment Agreement. The Employee shall have entered into the Employment Agreement.

                  8.10 Acquisition of J.R.S. The acquisition of J.R.S. shall be consummated.

                  8.11 Other Closing Matters. 3-D and Buyer shall have received such other supporting information in confirmation of the representations, warranties, covenants and agreements of Sellers and the satisfaction of the conditions to 3-D's and Buyer's obligation to close hereunder as 3-D or Buyer or their counsel may reasonably request.


                                   ARTICLE IX

                 Conditions Precedent to Obligations of Sellers

                  The obligations of Sellers under Article II shall be subject to the satisfaction at or prior to the Closing of the following conditions, any one or more of which may be waived by a majority in interest of the Sellers:

                  9.1 Representations and Warranties. Each and every representation and warranty of 3-D and Buyer contained in this Agreement, any Schedule or any certificate delivered pursuant hereto shall be true and accurate as of the date when made, shall be deemed repeated at the time of the Closing and shall then be true and accurate in all material respects.

                  9.2 Compliance with Covenants. 3-D and Buyer shall have performed and observed in all material respects all covenants and agreements to be performed or observed by them under this Agreement at or before the Closing.

                  9.3 Update Certificate. Sellers shall have received a favorable certificate, dated the Closing Date, signed by Buyer as to the matters set forth in Sections 9.1 and 9.2.

                  9.4 Legal Opinion. Sellers shall have received the favorable opinion of Kramer, Levin, Naftalis & Frankel, United States counsel to 3-D and Buyer, dated the Closing Date, substantially in the form attached hereto as Exhibit J-1 and of Davies, Ward &

Beck, Canadian counsel to 3-D and Buyer, dated the Closing Date, substantially in the form attached hereto as Exhibit J-2.

                  9.5 Regulatory Approvals. All material approvals and consents of regulatory authorities required to carry out the transactions contemplated by this Agreement, the Escrow Agreement, the Support Agreement and the Share Exchange Agreement shall have been received.

                  9.6 No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any governmental or regulatory authority, that declares this Agreement invalid or unenforceable in any material respect or that prevents the consummation of the transactions contemplated hereby shall be in effect.

                  9.7 Other Agreements. 3-D and Buyer shall have entered into the Support Agreement and the Share Exchange Agreement. Buyer shall have amended its share capital to create a new class of exchangeable non-voting shares having substantially the rights, privileges, restrictions and conditions set forth on Exhibit A attached hereto, and Buyer shall have issued the Buyer's Shares to Sellers pursuant to Section 2.1. J.R.S. shall have entered into the Employment Agreement.


                                    ARTICLE X

                            Termination of Agreement

                  This Agreement may be terminated:

                  10.1 Mutual Consent. At any time prior to the Closing, by mutual consent of 3-D, Buyer and Sellers.

                  10.2 Transaction Date. By 3-D, Buyer or Sellers if the Closing shall not have been consummated by January 31, 1997 unless such failure of consummation shall be due to a material breach of any representation or warranty, or the nonfulfillment in a material respect, and failure to cure such nonfulfillment, of any covenant or agreement contained herein on the part of the party or parties seeking to terminate.

                                   ARTICLE XI

                                 Indemnification

                  11.1 Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the parties contained in this Agreement, any Schedule or any certificate delivered pursuant hereto shall survive the Closing. Each party hereto shall be entitled to rely on any such representation or warranty regardless of any inquiry or investigation made by on behalf of such party.

                  11.2 Indemnification by Sellers. Sellers shall jointly and severally indemnify and hold harmless 3-D, Buyer, Company, J.R.S. and their respective directors, officers and employees from and against any Loss incurred or suffered by such Person as a result of, arising from or in connection with:

                  (i) a breach by a Seller of any representation or warranty made by such Seller in this Agreement or in any Schedule or certificate delivered pursuant hereto;

                  (ii) a failure by a Seller to perform or comply with any covenant or agreement on the part of such Seller contained herein, including any covenant contained in Article VI; and

                  (iii) any claim by or on behalf of Jill Ann Siegfried or Kari Lee Siegfried with respect to or arising out of the ownership, transfer, exchange of or subscription for shares of Class B Non-Voting Common Stock of the Company.

The amount paid pursuant to the preceding sentence shall be paid to Buyer or, at Buyer's election, to Company and shall be the amount required to put Buyer, Company or J.R.S., as the case may be, in the after tax position it would have been in had such representation, warranty, covenant or agreement not been breached. Any payment made by a Seller to Buyer under this Section 11.2 shall be treated as a reduction in the aggregate consideration received by such Seller from Buyer pursuant to this Agreement. Any such payment made by a Seller to Company shall be treated as a capital contribution to Company.

                  11.3 Indemnification by 3-D and Buyer. 3-D and Buyer shall jointly and severally indemnify and hold harmless each Seller from and against any Loss incurred or suffered by such Seller as a result of, arising from or in connection with:

                  (i) a breach by 3-D or Buyer of any representation or warranty made by 3- D or Buyer in this Agreement or in any Schedule or certificate delivered pursuant hereto or in the Support Agreement or the Share Exchange Agreement; and

                  (ii) a failure by 3-D or Buyer to perform or comply with any covenant or agreement on the part of 3-D or Buyer contained herein, including any covenant contained in Article VII, or in the Support Agreement or the Share Exchange Agreement.

                  11.4 Assumption of Defense. An indemnified party shall promptly give notice to each indemnifying party after obtaining knowledge of any matter as to which recovery may be sought against such indemnifying party because of the indemnity set forth above, and, if such indemnity shall arise from the claim of a third party, shall permit such indemnifying party to assume the defense of any such claim or any litigation resulting from such claim; provided, however, that failure promptly to give any such notice shall not affect the indemnification provided under this Article XI except to the extent such indemnifying party shall have been prejudiced as a result of such failure. Notwithstanding the foregoing, an indemnifying party may not assume the defense of any such third-party claim if it does not demonstrate to the reasonable satisfaction of the indemnified party that it has adequate financial resources to defend such claim and pay any and all Losses that may result therefrom, or if the claim (i) is reasonably likely to result in imprisonment of the indemnified party, (ii) is reasonably likely to result in a criminal penalty or fine against the indemnified party the consequences of which would be reasonably likely to have a material adverse effect on the indemnified party unrelated to the size of such penalty or fine, or (iii) is reasonably likely to result in an equitable remedy which would materially impair the indemnified party's ability to exercise its rights under this Agreement, or impair 3-D's or Buyer's right or ability to operate Company. If an indemnifying party assumes the defense of such third party claim, such indemnifying party shall agree prior thereto in writing that it is liable under this Article XI to indemnify the indemnified party in accordance with the terms contained herein in respect of such claim, shall conduct such defense diligently, shall have full and complete control over the conduct of such proceeding on behalf of the indemnified party and shall, in his or her or its sole discretion, have the right to decide all matters of procedure, strategy, substance and settlement relating to such proceeding; provided, however, that any counsel chosen by such indemnifying party to conduct such defense shall be reasonably satisfactory to the indemnified party. The indemnified party may participate in such proceeding and retain separate co-counsel at its sole cost and expense, and the indemnifying party will not without the written consent of the indemnified party consent to the entry of any judgment or enter into any settlement with respect to the matter which does not include a provision whereby the plaintiff or the claimant in the matter releases the indemnified party from all liability with respect thereto. Failure by an indemnifying party to notify the indemnified party of its election to defend any such claim or action by a third party within thirty (30) days after notice thereof shall have been given to such indemnifying party by the indemnified party shall be deemed a waiver by such indemnifying party of its right to defend such claim or action.

                  11.5 Non-Assumption of Defense. If no indemnifying party is permitted or elects to assume the defense of any such claim by a third party or litigation resulting therefrom, the indemnified party shall diligently defend against such claim or litigation in such manner as it may deem appropriate and, in such event, the indemnifying party or parties shall promptly reimburse the indemnified party for all reasonable out-of-pocket costs and expenses, legal or otherwise, incurred by the indemnified party and its affiliates in connection with the defense against such claim or litigation, as such costs and expenses are incurred. Any counsel chosen by such indemnified party to conduct such defense must be reasonably satisfactory to the indemnifying party or parties, and only one counsel shall be retained to represent all indemnified parties in an action (except that if litigation is pending in more than one jurisdiction with respect to an action, one such counsel may be retained in each jurisdiction in which such litigation is pending).

                  11.6 Indemnified Party's Cooperation as to Proceedings. The indemnified party will cooperate in all reasonable respects with any indemnifying party in the conduct of any proceeding as to which such indemnifying party assumes the defense. For the cooperation of the indemnified party pursuant to this Section 11.6, the indemnifying party or parties shall promptly reimburse the indemnified party for all reasonable out-of-pocket costs and expenses, legal or otherwise, incurred by the indemnified party or its affiliates in connection therewith, as such costs and expenses are incurred.

                  11.7 General Limitations on Indemnification.

                  (a) An indemnifying party shall not be liable to nor required to indemnify or hold an indemnified party harmless with respect to any Loss to the extent such Loss is recoverable under insurance policies maintained by the indemnified party or its affiliates.

                  (b) If any Loss indemnified against under this Article XI shall result (after giving effect to any differences in the timing of recognition, payment and deductibility) in a direct or indirect Tax savings to the indemnified party or its affiliates, then the Indemnification Obligations to which such indemnified party shall be entitled hereunder shall be reduced by the amount of such Tax savings.


                                   ARTICLE XII

                                  Miscellaneous

                  12.1 Expenses. Whether or not the transactions contemplated hereby are consummated, each party hereto shall pay all costs and expenses incurred by such party in respect of the transactions contemplated hereby.

                  12.2 Entirety of Agreement. This Agreement (including the Disclosure Schedule and all other Schedules and Exhibits hereto), together with the other documents and certificates delivered hereunder, state the entire agreement of the parties, merge all prior negotiations, agreements and understandings, if any, and state in full all representations, warranties, covenants and agreements which have induced this Agreement. Each party agrees that in dealing with third parties no contrary representations will be made.

                  12.3 Notices. All notices and demands of any kind which any party hereto may be required or desire to serve upon another party under the terms of this Agreement shall be in writing and shall be served upon such other party: (a) by personal service upon such other party at such other party's address set forth on the signature pages of this

Agreement; or (b) by mailing a copy thereof by certified or registered mail, postage prepaid, with return receipt requested, addressed to such other party at the address of such other party set forth on the signature pages of this Agreement; or (c) by sending a copy thereof by Federal Express or equivalent courier service, addressed to such other party at the address of such other party set forth on the signature pages of this Agreement; or (d) by sending a copy thereof by facsimile to such other party at the facsimile number, if any, of such other party set forth on the signature pages of this Agreement.

                  In case of service by Federal Express or equivalent courier service or by facsimile or by personal service, such service shall be deemed complete upon receipt. In the case of service by mail, such service shall be deemed complete on the fifth Business Day after mailing. The addresses and facsimile numbers to which, and persons to whose attention, notices and demands shall be delivered or sent may be changed from time to time by notice served, as hereinabove provided, by any party upon the other party.

                  12.4 Amendment. This Agreement may be modified or amended only by an instrument in writing, duly executed by all of the parties hereto.

                  12.5 Nonwaiver. No waiver by any party of any term, provision, covenant, representation or warranty contained in this Agreement (or any breach thereof) shall be effective unless it is in writing executed by the party against which such waiver is to be enforced; no waiver shall be deemed or construed as a further or continuing waiver of any such term, provision, covenant, representation or warranty (or breach) on any other occasion or as a waiver of any other term, provision, covenant, representation or warranty (or of the breach of any other term, provision, covenant, representation or warranty) contained in this Agreement on the same or any other occasion.

                  12.6 Counterparts. For the convenience of the parties, any number of counterparts hereof may be executed, each such executed counterpart shall be deemed an original and all such counterparts together shall constitute one and the same instrument.

                  12.7 Assignment; Binding Nature; No Beneficiaries. This Agreement may not be assigned by any party hereto without the written consent of the other parties; provided, however, that Buyer may assign its rights hereunder to any affiliate of 3-D which assumes the obligations of Buyer hereunder, but no such assignment shall relieve Buyer or 3-D of any such obligations. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective heirs, personal representatives, legatees, successors and permitted assigns. Except as otherwise expressly provided in Article XI, this Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective heirs, personal representatives, legatees, successors and permitted assigns.

                  12.8 Headings. The headings in this Agreement are inserted for convenience only and shall not constitute a part hereof.

                  12.9     Governing Law; Consent to Jurisdiction.

                  (a) This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and to be entirely performed therein. In the event of any controversy or claim arising out of or relating to this Agreement or the breach or alleged breach hereof, each of the parties hereto irrevocably (i) submits to the non-exclusive jurisdiction of the U.S. District Court for the Southern District of New York (or, if such court does not have jurisdiction, the courts of the State of New York), (ii) waives any objection which it may have at any time to the laying of venue of any action or proceeding brought in any such court, (iii) waives any claim that such action or proceeding has been brought in an inconvenient forum, and (iv) agrees that service of process or of any other papers upon such party by registered mail at the address to which notices are required to be sent to such party under Section 12.3 shall be deemed good, proper and effective service upon such party.

                  [(b) Each Seller hereby irrevocably appoints and designates the law firm of Beaumont Church as his or her true and lawful agent and attorney for receipt of service of process in any action or proceeding brought by 3-D or Buyer arising out of or relating to this Agreement, or the breach or alleged breach hereof. Such service may be effected in person on such firm or by registered or certified mail addressed to Beaumont Church, 2200 AGT Tower 411 1st Street S.E. Calgary, Alberta T2G 5E7, Attention: James M.B. Clark, Esq.]

                  12.10 Specific Performance. Each of the parties hereto acknowledges and agrees that the others would be damaged irreparably in the event any of the covenants contained in this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties hereto agrees that the other parties shall be entitled to an injunction or injunctions to prevent breaches of the covenants contained in this Agreement and to enforce specifically this Agreement and the covenants contained herein, in addition to any other remedy to which such other parties may be entitled at law or in equity.

                  12.11 Construction. In this Agreement (i) words denoting the singular include the plural and vice versa, (ii) "it" or "its" or words denoting any gender include all genders, (iii) the word "including" shall mean "including without limitation", whether or not expressed, (iv) any reference to a statute shall mean the statute and any regulations thereunder in force as of the date of this Agreement or the Closing Date, as applicable, unless otherwise expressly provided, (v) any reference herein to a Section, Article, Schedule or Exhibit refers to a Section or Article of or a Schedule or Exhibit to this Agreement, unless otherwise stated, (vi) when calculating the period of time within or following which any act is to be done or steps taken, the date which is the reference day in calculating such period shall be excluded and if the last day of such period is not a Business Day, then the period shall end on the next day which is a Business Day, (vii) any reference to a party's "best efforts" or "reasonable efforts" shall not include any obligation of such party to pay, or guarantee the payment of, money or other consideration to any third party or to agree to the imposition on such party or its affiliates of any conditions reasonably considered by such party to be materially burdensome to such party or its affiliates, and (viii) except as otherwise expressly provided herein, all dollar amounts are expressed in Canadian funds.

                  12.12 Public Announcements. Subject to the next succeeding sentence, each of the parties agrees that after the signing of this Agreement such party shall not make any press release or public announcement concerning this Agreement or the transactions contemplated hereby without the prior written approval of the parties hereto; provided, however, that 3-D may describe this Agreement and the transactions contemplated hereby in the Registration Statement and Prospectus and any press release it is required to make under applicable United States securities laws.

                  12.13 Remedies Cumulative. The remedies provided for or permitted by this Agreement shall be cumulative and the exercise by any party of any remedy provided for herein shall not preclude the assertion or exercise by such party of any other right or remedy provided for herein.

                  IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.


Address:                                                3-D GEOPHYSICAL, INC.

7076 South Alton Way
Building H                                                 /s/ RONALD L. KOONS
Englewood, Colorado  80112                              By______________________
Attention:  Ronald L. Koons,                            Name:  Ronald L. Koons
Chief Financial Officer                                   Title:  Vice President
Facsimile No.:  (303) 290-0447

with a copy to:

Peter S. Kolevzon, Esq.                                 3-D GEOPHYSICAL OF
Kramer, Levin, Naftalis                                   CANADA, INC.
  & Frankel
919 Third Avenue                                            /s/ RONALD L. KOONS
New York, New York  10022                               By______________________
Facsimile No.:  (212) 715-8000
                                                                Ronald L. Koons
                                                        Name:___________________
                                                                Vice President
                                                          Title:________________
Address:

                                                         /s/ C. DAVID SIEGFRIED
with a copy to:                                         ________________________
                                                        C. David Siegfried
James M.D. Clark, Esq.
Beaumont Church
2200 AGT Tower
411 1st Street S.E.
Calgary, Alberta T2G 5E7 CANADA
Facsimile No.:  (403) 264-0478
                                                         /s/ PEGGY J. SIEGFRIED
Address:                                                ________________________
                                                        Peggy J. Siegfried
with a copy to:

James M.D. Clark, Esq.
Beaumont Church
2200 AGT Tower
411 1st Street S.E.
Calgary, Alberta T2G 5E7 CANADA
Facsimile No.:  (403) 264-0478

                                                                       Exhibit B


                              EMPLOYMENT AGREEMENT



         EMPLOYMENT AGREEMENT (this "Agreement") dated as of [January __, 1997 ]between J.R.S. Exploration Company Limited, an Alberta corporation (the "Company"), and C.D. Siegfried (the "Employee").

         WHEREAS, the Company desires to employ the Employee on the terms and conditions provided in this Agreement; and


         WHEREAS, the Employee desires to accept such employment and to render services to the Company on the terms and conditions provided in this Agreement;


         NOW, THEREFORE, in consideration of the mutual agreements herein contained, the Company and the Employee hereby agree as follows:


         Section 1. Engagement. The Company hereby employs the Employee as its Sales Manager and Operations Supervisor, and the Employee hereby accepts such employment, upon and subject to the terms and conditions hereinafter set forth.


         Section 2. Term. Unless sooner terminated as provided in this Agreement, the term of the Employee's employment under this Agreement shall commence on the date (the "Effective Date") that the Company is sold to 3-D Geophysical, Inc., a Delaware corporation ("3-D"), and shall end on the third anniversary thereof (the "Term"). On or before the second anniversary of the

Effective Date, 3-D will notify the Employee in writing whether or not 3-D elects to extend the Term for one additional year. If 3-D so notifies the Employee that it elects to extend the Term, the Term will end on the fourth anniversary of the Effective Date.


         Section 3.  Duties and Services.


         3.1 The Employee shall render services to the Company as its Sales Manager and Operations Supervisor and shall perform such other duties and responsibilities as may be assigned to the Employee from time to time by the President of the Company or the Board of Directors of the Company (the "Directors") and shall abide by the practices and policies of the Company governing the conduct of employees. However, any assignments presented to the Employee for continuous work outside of Canada for a duration of two weeks or longer may be accepted or rejected in the discretion of the Employee.

         3.2 During the Term, the Employee shall devote such energy and time (exclusive of normal holidays and vacation periods and periods of sickness and disability) as are reasonably necessary to perform the Employee's duties as defined herein and shall promptly and faithfully perform all the duties which pertain to the Employee's employment.


         Section 4.  Compensation.

         4.1 Annual Compensation. In consideration of all of the services to be rendered by the Employee hereunder and the covenants of Employee herein, the Company agrees to pay to the Employee, and the Employee agrees to accept, a salary at the annual rate of $100,000.00 (Canadian).


         4.2 Bonus Pool. 3-D intends to create a bonus plan based upon the earnings of 3-D to provide incentives for certain employees of 3-D and its subsidiaries, including the Company. The Employee shall be entitled to participate in such plan on such terms as may be determined by the Compensation Committee of the Board of Directors of 3-D, in its discretion. Nothing in this Agreement shall require 3-D to pay any such bonus.

         Section 5. Expenses and Reimbursement. The Employee shall be reimbursed by the Company for reasonable and necessary out-of-pocket expenses incurred by the Employee in performing his duties hereunder, provided such expenses are approved in accordance with the procedures of the Company then in effect and are presented for reimbursement in accordance with the Company's policies and practices then in effect.


         Section 6. Benefits. During the Term, the Company agrees to provide the Employee, in addition to and not in limitation of the compensation set forth in
Section 4, the following benefits, which shall be determined in the sole discretion of the Directors (or a duly constituted committee thereof):

         (a) The Employee shall be entitled, subject to qualification requirements, to participate in any and all group insurance plans, group health or medical insurance plans and group accidental and disability insurance plans made generally available to the senior executive employees of the Company.


         (b) The Employee shall be entitled to participate in 3-D's pension, profit-sharing, stock option, stock purchase and other employee benefit programs made generally available to the senior executive employees of the Company.


         (c) The Employee shall be entitled to four weeks annual paid vacation, as well as sick leave and holidays in accordance with the Company's policies for senior executive employees generally.


         (d) During the term of employment under this Agreement, the Company shall pay the Employee, on a monthly basis, an amount equal to $650 (Canadian) per month as a non-accountable allowance for lease payments, insurance and other expenses of an automobile leased by the Employee.

         (e) As further consideration of the services to be rendered by the Employee, on the Effective Date the Employee shall be granted an option (the "Option"), pursuant to the 3-D's 1995 Long-Term Incentive Compensation Plan (the "Plan"), to purchase 15,000 shares of the Common Stock, par value $.01 per share, of 3-D (the "Common Stock") at a per share exercise price equal to the closing price of one share of Common Stock on the NASDAQ National Market on the Effective Date, as reported by The Wall Street Journal. The Option shall vest in four cumulative annual installments of 3,750 shares each, commencing on the first anniversary of the Effective Date. The terms of the Option shall be governed by the Plan, as well as the terms of the option agreement entered into pursuant to the terms of the Plan.


         Section 7.  Termination.  Subject to the provisions of
Section 8, which shall survive the termination of this Agreement, this Agreement shall terminate upon:


         (a)      The death of the Employee;


         (b) Illness, disability or incapacity that prevents the Employee from performing his duties hereunder for one hundred twenty (120) consecutive days, or for any one hundred twenty (120) days within any twelve (12) month period, and the provision of written notice to the Employee by the Company of such election to terminate; or


         (c) Upon written notice for Cause, which shall include, without limitation, (i) the failure of the Employee to observe or perform any material term of this Agreement for twenty (20) days after written notice thereof specifying such failure; (ii) any act of illegality, dishonesty, moral turpitude or fraud in connection with the Employee's employment; or (iii) the commission by the Employee of any serious indictable offense.


         Section 8. Restrictive Covenants. In consideration of the undertakings of the Company set forth herein, the Employee agrees as follows:

         8.1 Covenant Not to Compete. The Employee will not in any way, directly or indirectly, as an agent, employee, officer, director, stockholder, partner or otherwise of any corporation, partnership or other venture or enterprise compete with the Company, 3-D or any of their respective subsidiaries in the provision of seismic data acquisition or analysis services or any services related thereto (a "Competing Business"), during the Term.

         8.2 Non-Solicitation Covenant. During the Term and for a period of one
(1) year after the termination of this Agreement for any reason whatsoever, the Employee shall not solicit, sell to or contract with, on behalf of the Employee or on behalf of any Competing Business, any person or entity to which the Company or any subsidiary of the Company shall have provided seismic data acquisition or analysis services at any time during the Term.


         8.3 Covenant Not to Solicit Employees of the Company. During the Term and for a period of one (1) year after the termination of this Agreement for any reason whatsoever, the Employee shall not solicit for employment any sales, engineering or other technical or management employee who was employed by the Company or any of its subsidiaries during the Term.

         8.4 Non-Disclosure Covenant. The Employee recognizes and acknowledges that, in the course of his employment, the Employee will have access to trade secrets and other confidential or proprietary information of the Company, 3-D and their respective subsidiaries, including, but not limited to, information concerning seismic data, marketing strategy, technology, techniques and know-how, customer specifications and customer lists, cost figures, budgets, sales forecasts and business plans. The Employee agrees that the disclosure of any such trade secrets or information could be harmful to the interests of the Company, 3-D or such subsidiaries and that, during the Employee's employment by the Company or its subsidiaries, the Employee will take appropriate caution to safeguard such trade secrets and information, and will not during the Term or thereafter use, disclose, divulge or publish any such trade secrets or information except as required by law or as the Employee's duties during the Employee's employment by the Company or its subsidiaries may require or as the Company may in writing specifically consent.


         8.5 Proprietary Information. The Employee recognizes and acknowledges that all documents, manuals, letters, notebooks, reports, records, computer programs or data banks and other evidences of trade secrets and other confidential or proprietary information of the Company, 3-D and their respective subsidiaries, including copies thereof, whether prepared by the Employee or others, are the sole property of and belong exclusively to the Company, 3-D and their respective subsidiaries, and agrees that, during the Employee's employment by the Company or its subsidiaries, the Employee will under no circumstances remove any such material for use outside of his offices except in connection with the business of the Company during the course of the Employee's employment. In the event of the termination of this Agreement for any reason whatsoever, the Employee shall immediately return to the Company any and all documents, manuals, letters, notebooks, records, computer programs or data banks or other evidence of trade secrets and other confidential or proprietary information of the Company, 3-D and their respective subsidiaries, including copies thereof, which are the property of the Company, 3-D or any of their respective subsidiaries.


         8.6 Remedies. The Employee further agrees that in the event of a breach or threatened breach of any of the covenants contained in this Section 8, the Company's remedy at law is likely to be inadequate and that accordingly the Company will be entitled to obtain an injunction or other equitable relief with regard thereto without proving damages or that damages would not constitute an adequate remedy. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 8 is invalid or unenforceable, the parties hereto agree that the court making the determination of invalidity or unenforceability shall have the power to, and is hereby directed to, reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid and unenforceable term or provision, and this Agreement shall be enforceable as so modified.

         8.7 Survival. The provisions of this Section 8 shall survive the Term.

         9.   Miscellaneous Provisions.

         9.1 Notices. All notices and demands of any kind which any party hereto may be required or desire to serve upon another party under the terms of this Agreement shall be in writing and shall be served upon such other party: (a) by personal service upon such other party at such other party's address set forth below in this Section 9.1; or (b) by mailing a copy thereof by certified or registered mail, postage prepaid, with return receipt requested, addressed to such other party at the address of such other party set forth below in this
Section 9.1; or (c) by sending a copy thereof by Federal Express or equivalent courier service, addressed to such other party at the address of such other party set forth below in this Section 9.1; or (d) by sending a copy thereof by facsimile to such other party at the facsimile number, if any, of such other party set forth below in this Section 9.1.


                  In case of service by Federal Express or equivalent courier service or by facsimile or by personal service, such service shall be deemed complete upon receipt. In the case of service by mail, such service shall be deemed complete upon reasonable proof of receipt. The address and facsimile number to which, and person to whose attention, notices and demands shall be delivered or sent may be changed from time to time by notice served, as hereinabove provided, by any party upon the other party.


         The current addresses and facsimile numbers of the parties are:

                           If to the Employee:

                           C.D. Siegfried
                           c/o J.R.S. Exploration Company Limited
                           4750 30th Street S.E.
                           Calgary, Alberta T2B271
                           Telecopier No.: (403) 264-0478

                           If to the Company:

                           J.R.S. Exploration Company Limited
                           4750 30th Street S.E.
                           Calgary, Alberta T2B271
                           Telecopier No.: (403) 264-0478
                           Attention: Chief Financial Officer

                           with copies to:

                           3-D Geophysical, Inc.
                           599 Lexington Avenue
                                    Suite 4102
                           New York, New York 10022
                           Telecopier No.:  (212) 317-9230
                           Attention:  Joel Friedman, Chairman

                                    -and-

                           Kramer, Levin, Naftalis & Frankel
                           919 Third Avenue
                           New York, New York  10022
                           Telecopier No.:  (212) 715-8000
                           Attention:  Peter S. Kolevzon, Esq.


         9.2 Entire Agreement; Amendment. This Agreement contains the entire agreement between the parties, merges all prior negotiations, agreements and understandings, if any, and states in full all representations, warranties and agreements which have induced this Agreement. Each party agrees that in dealing with third parties no contrary representations will be made. This Agreement may not be amended, modified or otherwise changed orally but only by an agreement in writing signed by the party against whom enforcement of any amendment, modification or change is sought.


         9.3 Assignment; Binding Nature; Assumption. This Agreement shall inure to the benefit of and be enforceable by, and may be assigned by the Company to, any purchaser of all or substantially all of the Company's business or assets, any successor to the Company or any assignee thereof (whether direct or indirect, by purchase, merger, consolidation or otherwise). The Company will require any such purchaser, successor or assignee to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such purchase, succession or assignment had taken place. This Agreement may not be assigned by the Employee without the prior written consent of the Company.

         9.4 Nonwaiver. No waiver by any party of any term, provision or covenant contained in this Agreement (or any breach thereof) shall be effective unless it is in writing executed by the party against which such waiver is to be enforced; no waiver shall be deemed or construed as a further or continuing waiver of any such term, provision or covenant (or breach) on any other occasion or as a waiver of any other term, provision or covenant (or of the breach of any other term, provision or covenant) contained in this Agreement on the same or any other occasion.

         9.5 Remedies. The remedies provided for or permitted by this Agreement shall be cumulative and the exercise by any party of any remedy provided for herein or otherwise available shall not preclude the assertion or exercise by such party of any other right or remedy provided for herein or otherwise available.


         9.6 Headings. The headings in this Agreement are inserted for convenience only and shall not constitute a part hereof.


         9.7 Construction. In this Agreement (i) words denoting the singular include the plural and vice versa, (ii) "it" or "its" or words denoting any gender include all genders, (iii) any reference herein to a Section refers to a Section of the Agreement, unless otherwise stated, (iv) when calculating the period of time within or following which any act is to be done or steps taken, the date which is the reference day in calculating such period shall be excluded and if the last day of such period is not a business day, then the period shall end on the next day which is a business day, and (v) all dollar amounts are expressed in Canadian funds.


         9.8 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the Province of Alberta applicable to contracts made and to be entirely performed therein.

         9.9 Counterparts. For the convenience of the parties, any number of counterparts hereof may be executed, each such executed counterpart shall be deemed an original and all such counterparts together shall constitute one and the same instrument.


         9.10 Termination of Existing Employment Agreement. On the Effective Date, the employment agreement dated [__________ __, 19__] between the Company and the Employee shall automatically terminate and be of no further force or effect and the Employee shall not be entitled to any further payment pursuant thereto.


                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first written above.

                                       J.R.S. EXPLORATION COMPANY LIMITED


                                       By
                                          ----------------------------
                                          Name:
                                          Title:



                                       EMPLOYEE:


                                       ------------------------------
                                         C.D. Siegfried